AMENDMENT NO. 1 TO TANGER PROPERTIES LIMITED PARTNERSHIP
              AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

THIS AMENDMENT NO. 1 entered into and made effective as of September 10, 2002 by and among TANGER GP TRUST, a Maryland Business Trust ("GP Trust"); TANGER LP TRUST, a Maryland Business Trust ("LP Trust"), TANGER FAMILY LIMITED PARTNERSHIP, a North Carolina Limited Partnership ("TFLP") and TANGER FACTORY OUTLET CENTERS, INC., a North Carolina Corporation ("TFOC").

                                    RECITALS:

     A. Tanger Properties Limited Partnership (the "Partnership") is a North Carolina limited partnership formed and existing under its Amended and Restated Agreement of Limited Partnership dated December 30, 1999 (the "Partnership Agreement").

     B.   GP Trust is the sole General Partner of the Partnership.

     C. TFLP is the holder of all of the Partnership's outstanding Class A Common Limited Partnership Units.

     D. LP Trust is the holder of all of the Partnership's Class B Common Limited Partnership Units and all of its Class C Preferred Limited Partnership Units.

     E. TFOC is the sole owner of GP Trust and LP Trust and the Initial General Partner of the Partnership.

     F Prior to the effective date of this Amendment, TFOC filed a registration statement and supplement prospectus with the Securities and Exchange Commission for the issue and sale of up to 1,150,000 of its Common Shares. Pursuant to Section 4.5B of the Partnership Agreement, the net sale proceeds from the sale of those Common Shares are required to be contributed to GP Trust and GP Trust is required to contribute the net sale proceeds to the Partnership in exchange for Partnership Units.

     G TFOC proposes to contribute the net proceeds from the sale of up to 1,150,000 of its Common Shares to LP Trust with LP Trust in turn contributing the net sale proceeds to the Partnership in exchange for Class B Common Limited Partnership Units, except to the extent otherwise required by Section 4.5G.

     H. All of the partners of the Partnership have agreed to the contribution to the Partnership of the net sale proceeds from the sale of up to 1,150,000 of TFOC's Common Shares as described above.

     NOW THEREFORE, in consideration of the foregoing Recitals, the promises contained herein and other valuable consideration, the parties agree as follows:

     1. Each of LP Trust and TFLP being the holders of all of the limited partnership interests in the Partnership hereby waives receipt of the Funding Notice required pursuant to Section 4.5B of the Partnership Agreement and waives its right to make a Pro Rata Contribution pursuant to Section 4.5E of the Partnership Agreement.

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

     2. Except as otherwise required by Section 4.5G of the Partnership Agreement, TFOC agrees to contribute the net sale proceeds from the sale of up to 1,150,000 of its Common Shares to LP Trust and the LP Trust agrees to contribute the net sale proceeds to the Partnership in exchange for Class B Common Limited Partnership Interests. The remainder of the net sale proceeds will be contributed to GP Trust and GP Trust will in turn contribute those net sale proceeds to the Partnership in exchange for Partnership Units as required by Section 4.5G of the Partnership Agreement.

     3.   The  ownership   percentages   of  each  of  the  partners  after  the
          contribution of the net sale proceeds from the sale of TFOC's one million common shares as provided above shall be as set forth on Exhibit "A" attached hereto.

     4.   The  General   Partner  will  amend  the  Exhibit  A  to  reflect  the
          contribution of the net sale proceeds from the issue and sale by TFOC of up to 150,000 over allotment shares.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                          TANGER GP TRUST, a Maryland Business Trust,
                                           General Partner
                          By: /s/ Stanley K. Tanger
                          ___________________________________
                          Stanley K. Tanger, Chairman & CEO
                          -----------------------------------------
                          (Print Name and Title)

                          TANGER LP TRUST, a Maryland Business Trust
                                           Limited Partner
                          By: /s/ Stanley K. Tanger
                          ___________________________________
                          Stanley K. Tanger, Chairman & CEO
                          -----------------------------------------
                          (Print Name and Title)

                          TANGER FAMILY LIMITED PARTNERSHIP, a North Carolina
                                         Limited Partnership, Limited Partner

                          By: /s/ Stanley K. Tanger
                          ____________________________________
                          Stanley K. Tanger, Chairman & CEO
                          -----------------------------------------
                          (Print Name and Title)


                          TANGER FACTORY OUTLET CENTERS, INC., a North
                                 Carolina Corporation, Initial General Partner

                          By: /s/ Stanley K. Tanger
                          ____________________________________
                          Stanley K. Tanger, Chairman & CEO
                          -----------------------------------------
                          (Print Name and Title)


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                                   EXHIBIT "A"


1.   Initial Capital Contributions of Partners

Name and Address of Partner  Partnership        Cash      Agreed Value    Total          Partnership
                             Units Before  Contributions  of Contributed  Contributions  Units After
                             Contribution                 Property                       Contribution
General Partner                                $1                             $1              1
---------------
Tanger Factory Outlet
Centers, Inc.
3200 Northline Ave.,
Suite 360
Greensboro, NC 27408
Limited Partners                               $1                             $1              1
----------------
Tanger Family Limited
Partnership
3200 Northline Ave.,
Suite 360
Greensboro, NC 27408

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


2.   Contributions Made on Effective Date of Initial Public Offering

Name and Address of Partner  Partnership       Cash       Agreed Value    Total          Partnership
                             Units Before  Contributions  of Contributed  Contributions  Units After
                             Contribution                 Property                       Contribution

General Partner                             $92,315,000   $ 7,008,807     $ 99,323,807    4,857,796
---------------
Tanger Factory Outlet
Centers, Inc.
3200 Northline Ave., Suite
360
Greensboro, NC 27408
Limited Partners                                          $62,019,954     $ 62,019,954    3,033,305
----------------
Tanger Family Limited
Partnership
3200 Northline Ave., Suite
360
Greensboro, NC 27408
                       TOTALS               $92,315,000   $69,028,761     $161,343,761    7,891,101

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

3. Partnership Holdings Immediately Following The Transfer Date of Tanger Factory Outlet Centers, Inc. transfer of Partnership Interests to Tanger GP Trust and Tanger LP Trust

Name and Address of Partner  Partnership        Cash       Agreed Value   Total          Partnership
                             Units Before   Contributions  of Contributed Contributions  Units After
                             Contribution                  Property                      Contribution

General Partner                                                                            150,000
---------------
Tanger G P Trust
3200 Northline Ave.,
Suite 360
Greensboro, NC 27408
Limited Partners                                                                         3,033,305
----------------
Class A Common
Tanger Family Limited
Partnership
3200 Northline Ave.,
Suite 360
Greensboro, NC 27408
Class B. Common                                                                          7,700,256
---------------
Tanger L P Trust
3200 Northline Ave.,
Suite 360
Greensboro, NC 27408
Class C. Preferred                                                                        88,219.7
------------------
Tanger LP Trust
3200 Northline Ave.,
Suite 360
Greensboro, NC 27408

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

4. Capital Contribution of Proceeds of September, 2002 Public Offering of REIT Shares

Name and Address         Partnership         Cash       Agreed Value of    Total           Partnership     %
    of Partner           Units Before    Contributions  Contributed        Contributions   Units After     Interests
                         Contribution                   Property                           Contribution

General Partner             150,000                                                 $0        150,000      1.23%
---------------
Tanger G. P. Trust
3200 Northline Ave.,
Suite 360
Greensboro, NC 27408
Limited Partners          3,033,305                                                 $0      3,033,305     24.84%
----------------
Class A Common
Tanger Family Limited
Partnership
3200 Northline Ave.,
Suite 360
Greensboro, NC 27408
Class B. Common           8,030,025      $29,250,000                       $29,250,000      9,030,025     73.94%
---------------
Tanger L P Trust
3200 Northline Ave.,
Suite 360
Greensboro, NC 27408
                    ---------------------------------------------------------------------------------------------
             TOTALS      11,213,330      $29,250,000               $0      $29,250,000     12,213,330    100.00%



Class C. Preferred        80,189.7                                                          80,189.7
------------------
Tanger LP Trust
3200 Northline Ave.,
Suite 360
Greensboro, NC 27408

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